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Exhibit 99

For Immediate Release

Contacts:	Edward C. Milligan Chairman & CEO Main Street Banks (770) 422-2888	Samuel B. Hay III President & COO Main Street Banks (770) 385-2424

MAIN STREET BANKS ANNOUNCES INCREASE IN
QUARTERLY DIVIDEND

ATLANTA, January 15, 2004—The Board of Directors of Main Street Banks, Inc. (Nasdaq: MSBK) declared a regular quarterly dividend of 13.5 cents per share of common stock payable on February 4, 2004 to shareholders of record on January 21, 2004. This represents a 12.5 percent increase over the previous quarter's dividend of 12 cents per share.

"We are gratified that our solid operating performance in 2003 has enabled us to increase our quarterly cash dividend to shareholders," said Edward C. Milligan, chairman and chief executive officer. "This performance continues our long track record of consistent earnings growth, which continues to generate strong dividend growth and total shareholder returns," said Milligan.

About Main Street

Main Street Banks, Inc., a $1.9 billion-asset community banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, payroll and mortgage products and services through its 24 banking centers located in eighteen of Georgia's fastest growing communities. Main Street is the largest and highest performing community banking company in the greater Atlanta area.

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MAIN STREET BANKS ANNOUNCES INCREASE IN QUARTERLY DIVIDEND